Exhibit 99.1

NEWS from

801 Louisiana, Suite 700

Houston, Texas 77002

Phone (713) 780-9494

Fax (713) 780-9254

Contact:
Robert C. Turnham, President	Traded: OTC Markets (GDPM)
Joe Leary, Interim-CFO

FOR IMMEDIATE RELEASE

GOODRICH PETROLEUM ANNOUNCES

UNSECURED NOTES AND PREFERRED STOCK

EXCHANGE OFFERS

HOUSTON, January 26, 2016 /PRNewswire/ — Goodrich Petroleum Corporation (OTC Markets: GDPM) (the “Company”) today announced that it has commenced offers to exchange newly issued shares of common stock, par value $0.20 per share (the “Common Stock”), for any and all of its Existing Unsecured Notes (as defined below) (the “Unsecured Notes Exchange Offers”) and for any and all shares of its Existing Preferred Stock (as defined below) (the “Preferred Exchange Offers”). The Company has also announced it intends to offer to exchange its Second Lien Notes (as defined below) (the “Second Lien Notes Exchange Offers”) into new second lien notes with materially identical terms except that interest thereon may be paid either (a) at the Company’s option in cash or in-kind or (b) deferred until maturity. The Second Lien Notes Exchange Offers, together with the Unsecured Notes Exchange Offers and the Preferred Exchange Offers collectively referred to as the “Exchange Offers” and the “Recapitalization Plan”).

Unsecured Notes Exchange Offers

The Company is offering to exchange, upon the terms and subject to the conditions of the Unsecured Notes Exchange Offers, the following minimum consideration in newly issued shares of Common Stock to all holders of its Existing Unsecured Notes, subject to certain pro rata adjustments as described in the Unsecured Notes Exchange Offers:

•	800.635 shares of Common Stock per $1,000 principal amount of the 8.875% Senior Notes due 2019;

•	800.635 shares of Common Stock per $1,000 principal amount of the 3.25% Convertible Senior Notes due 2026;

•	800.635 shares of Common Stock per $1,000 principal amount of the 5.00% Convertible Senior Notes due 2029;

•	800.635 shares of Common Stock per $1,000 principal amount of the 5.00% Convertible Senior Notes due 2032; and

•	1601.270 shares of Common Stock per $1,000 principal amount of the 5.00% Convertible Exchange Senior Notes due 2032 (together, the Existing Unsecured Notes”).

The higher exchange ratio for the 5.00% Convertible Exchange Senior Notes due 2032 is due to a previous private exchange where certain holders of the 5.00% Convertible Senior Notes due 2032 exchanged into the 5.00% Convertible Exchange Senior Notes due 2032 at a 50% discount.

Preferred Exchange Offers

The Company is offering to exchange, upon the terms and subject to the conditions of the Preferred Exchange Offers, newly issued shares of Common Stock to all holders of any and all issued and outstanding shares of the Existing Preferred Stock under the following exchange ratios:

•	8.899 shares of Common Stock per share of the Company’s 5.375% Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”);

•	4.449 shares of Common Stock per depositary share, each representing 1/1000th share of the Company’s 10.00% Series C Cumulative Preferred Stock (such depositary shares, the “Series C Preferred Stock”);

•	4.449 shares of Common Stock per depositary share, each representing 1/1000th of a share of the Company’s 9.75% Series D Cumulative Preferred Stock (such depositary shares, the “Series D Preferred Stock”); and

•	5.188 shares of Common Stock per depositary share, each representing 1/1000th of a share of Series E Preferred Stock (such depositary shares, the “Series E Preferred Stock” and, together with the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the “Existing Preferred Stock”).

The higher exchange ratio applicable to the Series B Preferred Stock reflects the higher liquidation preference for the Series B Preferred Stock relative to the lower liquidation preference of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. The higher exchange ratio applicable to the Series E Preferred Stock relative to the Series C Preferred Stock and Series D Preferred Stock reflects the original liquidation preferences of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred stock tendered in exchange for the Series E Preferred Stock on December 18, 2015.

Second Lien Notes Exchange

As part of the Recapitalization Plan, the Company intends to offer to exchange, any and all of the Company’s 8.00% Second Lien Senior Secured Notes due 2018 and 8.875% Second Lien Senior Secured Notes due 2019 (collectively the “Second Lien Notes”) for new senior secured notes with materially identical terms except that interest thereon may be paid either (a), at the Company’s option, in cash or in-kind or (b) deferred until maturity (the “Second Lien Notes Exchange”).

If successful with the above referenced Existing Unsecured Notes Exchange and Second Lien Notes Exchange, the Company would eliminate between $213 million and $224.2 million in unsecured senior indebtedness with respect to the exchange and cancellation of Existing Unsecured Notes in the Exchange Offers, and $29.8 million to $31.4 million in cash interest payment obligations per year, thereby preserving liquidity in the near term.

Effects of the Recapitalization Plan on the Company’s Capital Structure and Capital Stock.

•	The following table depicts the pro forma impact the Recapitalization Plan would have on our outstanding debt (dollars in thousands) as of January 20, 2016:

	Principal	Pro Forma for the Recapitalization Plan Assuming Minimum Conditions Met	Pro Forma for the Recapitalization Plan Assuming Full Exchange Participation
Senior Credit Facility	$27,000	$27,000	$27,000
8.0% Second Lien Senior Secured Notes due 2018	$100,000	$100,000	$100,000
8.875% Second Lien Senior Secured Notes due 2019	$75,000	$75,000	$75,000
8.875% Senior Notes due 2019	$116,828	$5,841	$0
3.25% Convertible Senior Notes due 2026	$429	$21	$0
5.00% Convertible Senior Notes due 2029	$6,692	$335	$0
5.00% Convertible Senior Notes due 2032	$94,160	$4,708	$0
5.00% Convertible Senior Notes due 2032	$6,117	$306	$0

Total Debt	$426,226	$213,211	$202,000

(1)	The table assumes a minimum exchange of 95% of the aggregate principal amount of all the Existing Unsecured Notes for shares of Common Stock based on the aggregate principal amount of all the Existing Unsecured Notes outstanding as of January 20, 2016. Any principal amounts converted into Common Stock pursuant to the terms of the Existing Unsecured Notes on or after January 1, 2016 up to the closing of the Unsecured Notes Exchange Offers will be included for purposes of determining whether the minimum conditions for the Unsecured Notes Exchange Offers have been satisfied. Further, the minimum conditions for the Unsecured Notes Exchange Offers will be satisfied if 95% of the aggregate principal amount of all of the Existing Unsecured Notes is exchanged, even if less than 95% of one series of Existing Unsecured Notes is exchanged.

The following table depicts the pro forma impact the Recapitalization Plan would have on our Existing Preferred Stock (dollars in thousands) as of January 20, 2016:

	Liquidation Preference	Pro Forma for the Recapitalization Plan Assuming Minimum Conditions Met	Pro Forma for the Recapitalization Plan Assuming Full Exchange Participation
Series B Preferred Stock	$74,172	$37,086	$0
Series C Preferred Stock	$76,510	$38,255	$0
Series D Preferred Stock	$90,527	$45,264	$0
Series E Preferred Stock	$32,262	$16,131	$0
Total	$273,471	$136,736	$0

(1)	The table assumes a minimum exchange of 50% of each series of Existing Preferred Stock for shares of Common Stock based on the aggregate outstanding shares of Existing Preferred Stock as of December 31, 2015. Any shares of Existing Preferred Stock converted into Common Stock pursuant to the terms of the Certificate of Designation of each respective series of Existing Preferred Stock on or after January 1, 2016 up to the closing of the Preferred Exchange Offers will be included for purposes of determining whether the minimum conditions for the Preferred Exchange Offers have been satisfied. Further, the minimum conditions for the Preferred Exchange Offers will be satisfied if a majority of the outstanding shares of all of the Existing Preferred Stock is exchanged, even if less than a majority of the shares one series of Existing Preferred Stock is exchanged.

The Company is conducting the Exchange Offers in response to the current low commodity price environment that has had a significant, adverse impact on the Company. While the Company is not currently in default under its existing debt instruments, its ability to make the March 2016 interest payments on its 8.00% Second Lien Senior Secured Notes due 2018 and 8.875% Senior Notes due 2019 and service its other debt and fund its operations is at significant risk as a result of the sustained continuation of the current commodity price environment. If the Company is unable to complete the Recapitalization Plan, including the Exchange Offers, and address its near-term liquidity needs, it may need to seek relief under the U.S. Bankruptcy Code. This relief may include: (i) seeking bankruptcy court approval for the sale or sales of some, most or substantially all of the Company’s assets pursuant to section 363(b) of the U.S. Bankruptcy Code and a subsequent liquidation of the remaining assets in the bankruptcy case; (ii) pursuing a plan of reorganization (where votes for the plan may be solicited from certain classes of creditors prior to a bankruptcy filing) that the Company would seek to confirm (or “cram down”) despite any classes of creditors who reject or are deemed to have rejected such plan; or (iii) seeking another form of bankruptcy relief, all of which involve uncertainties, potential delays and litigation risks.

Georgeson, Inc. is acting as the Information Agent and American Stock Transfer & Trust Company, LLC is acting as the Exchange Agent for the Exchange Offers.

The Exchange Offers are scheduled to expire at 5:00 p.m., New York City time, on February 24, 2016, unless extended.

The complete terms and conditions of the Exchange Offers are set forth in the offers to exchange and related letters of transmittal that are being sent to holders of the Existing Preferred Stock and Existing Unsecured Notes. Copies of the offers to exchange and letters of transmittal may be found on the Company’s website at www.goodrichpetroleum.com and may be obtained from the Exchange Agent or the Information Agent for the Exchange Offers as follows:

•	Georgeson, Inc., at 888-607-6511 (toll free) or www.georgeson.com

•	American Stock Transfer & Trust Company, LLC, at (877) 248-6417 (toll free) or (718) 921-8317 or www.americanstocktransfer.com

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION TO BUY ANY OF THE EXISTING PREFERRED STOCK OR EXISTING UNSECURED NOTES NOR IS IT A SOLICITATION FOR ACCEPTANCE OF THE EXCHANGE OFFERS. THE COMPANY IS MAKING THE PREFERRED EXCHANGE OFFERS AND UNSECURED NOTES EXCHANGE OFFERS ONLY BY, AND PURSUANT TO THE TERMS OF, THE OFFERS TO EXCHANGE AND THE LETTERS OF TRANSMITTAL. THE PREFERRED EXCHANGE OFFERS AND UNSECURED NOTES EXCHANGE OFFERS ARE NOT BEING MADE IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. NONE OF THE COMPANY, THE INFORMATION AGENT

OR THE EXCHANGE AGENT FOR THE EXCHANGE OFFERS MAKES ANY RECOMMENDATION IN CONNECTION WITH THE EXCHANGE OFFERS. THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Goodrich Petroleum is an independent oil and gas exploration and production company listed on the OTC Markets.

SOURCE Goodrich Petroleum Corporation

Robert C. Turnham, Jr., President, +1-713-780-9494